                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                            IVIVI TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:
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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                            IVIVI TECHNOLOGIES, INC.
                              224-S PEGASUS AVENUE
                               NORTHVALE, NJ 07647


Notice of Annual Meeting
of Shareholders to be held
October 1, 2007 at 2:30 p.m.
at the offices of Lowenstein Sandler P.C.
1251 Avenue of the Americas, 18th Floor
New York, New York 10020

                                                September 4, 2007

Dear Shareholder:

      On behalf of the Board of Directors and management of Ivivi Technologies, Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Shareholders of the Company to be held on Monday, October 1, 2007, at 2:30 p.m. (Eastern Daylight Time), at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

      The Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the specific matters to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

      It is important that your shares be represented at the meeting. If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy.

      Thank you for your continued interest in Ivivi Technologies, Inc.

                                                Sincerely,


                                                /s/ Andre' DiMino
                                                --------------------------------
                                                Andre' DiMino
                                                Co-Chief Executive Officer

                                                /s/ David Saloff
                                                --------------------------------
                                                David Saloff
                                                President and Co-Chief Executive
                                                Officer

                            IVIVI TECHNOLOGIES, INC.
                              224-S PEGASUS AVENUE
                               NORTHVALE, NJ 07647

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 1, 2007

To the Shareholders of Ivivi Technologies, Inc.:

      Notice is hereby given that the Annual Meeting (the "Annual Meeting") of Shareholders of Ivivi Technologies, Inc. (the "Company") will be held at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Monday, October 1, 2007, at 2:30 p.m. (Eastern Daylight Time), and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

      1. To elect seven (7) directors, the names of whom are set forth on the accompanying proxy statement, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

      2. To approve the adoption of an amendment to the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan to increase the number of shares of common stock of the Company available for issuance thereunder from 2,437,500 shares to 3,750,000 shares,

      3. To ratify the appointment of Raich Ende Malter & Co. LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2008.

      4. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof

      Only shareholders of the Company of record at the close of business on August 24, 2007, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof

      WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN IN THE SELF-ADDRESSED ENVELOPE PROVIDED THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                        By order of the Board of Directors,

                                        /s/ Andre' A. DiMino
                                        Andre' A. DiMino
                                        Secretary

Dated: September 4, 2007

                            IVIVI TECHNOLOGIES, INC.
                              224-S PEGASUS AVENUE
                               NORTHVALE, NJ 07647

                          ----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 OCTOBER 1, 2007

                          ----------------------------

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ivivi Technologies, Inc., a New Jersey corporation, to be used at our Annual Meeting of Shareholders to be held at the offices of our counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Monday, October 1, 2007, at 2:30 p.m. (Eastern Daylight Time), and any adjournments or postponements thereof.

      On or about September 4, 2007, our Annual Report for the fiscal year ended March 31, 2007, including financial statements, this proxy statement and the accompanying form of proxy card are being mailed to shareholders of record as of the close of business on August 24, 2007.

PURPOSE OF THE ANNUAL MEETING

      The purposes of the annual meeting are (i) to elect seven directors; (ii) to approve the adoption of an amendment to our 2004 Amended and Restated Stock Option plan to increase the number of shares of our common stock authorized for issuance thereunder from 2,437,500 to 3,750,000; (iii) to ratify the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008; and (iv) to transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on our progress and an opportunity for questions of general interest to the shareholders.

RECORD DATE AND OUTSTANDING SHARES

      Our Board of Directors has fixed the close of business on August 24, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any and all adjournments or postponements thereof. As of the record date, we had issued and outstanding 9,597,908 shares of our common stock. Our common stock comprises all of our issued and outstanding voting stock.

      At least ten (10) days before the annual meeting, we will make a complete list of the shareholders entitled to vote at the meeting open to the examination of any of our shareholders for any purpose germane to the annual meeting. The list will be available for inspection during ordinary business hours at our offices at 224-S Pegasus Avenue, Northvale, NJ 07647, and will be made available to shareholders present at the annual meeting.

VOTING AT THE ANNUAL MEETING

      Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to a vote of our shareholders. Cumulative voting by shareholders is not permitted.

      The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker "non-votes" (as defined below) are counted as present and entitled to vote for purposes of determining a quorum.

      If you hold your shares of common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. A broker "non-vote" on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

      For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with New Jersey law, shareholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker "non-votes" are not considered for the purpose of the election of directors.

      For the approval of the adoption of the amendment to the 2004 Amended and Restated Stock Option Plan to increase the number of shares of our common stock authorized for issuance thereunder from 2,437,500 shares to 3,750,000 shares, the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker "non-votes" for such proposal are not considered to have been voted on the proposal.

      For the ratification of the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008, the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy at the annual meeting is required. Abstentions and broker "non-votes" for such proposal are not considered to have been voted on the proposal.

      Holders of shares of our common stock will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting.

      VOTING OF PROXIES

      You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

      Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of our nominees as a director; (ii) FOR the adoption of the amendment to the 2004 Amended and Restated Stock Option Plan to increase the number of shares of our common stock authorized for issuance thereunder from 2,437,500 shares to 3,750,000 shares; (iii) FOR the ratification of the appointment of Raich Ende Malter & Co. LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008; and (iv) with respect to any other matters that may properly come before the annual meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the annual meeting.

REVOCATION OF PROXIES

      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the annual meeting or at the annual meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

      o by writing a letter delivered to Andre' DiMino, our Secretary, stating that the proxy is revoked;
      o     by submitting another proxy with a later date; or
      o     by attending the annual meeting and voting in person.

      Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the annual meeting, the shareholder must bring to the annual meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

SOLICITATION

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

      EXECUTION OF THE ACCOMPANYING PROXY CARD WILL NOT AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR SECRETARY AT ANY TIME BEFORE THE PROXY IS VOTED OR BY ATTENDANCE AT THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Seven (7) directors will be elected at the annual meeting to hold office until the next annual meeting and until their successors have been duly elected and qualified. If any nominee is unable to serve, which our Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The seven (7) nominees for election as directors to serve until our next annual meeting of shareholders and until their successors have been duly elected and qualified are Steven M. Gluckstern, Andre' A. DiMino, David Saloff, Kenneth S. Abramowitz, Louis J. Ignarro, Ph.D., Pamela J. Newman, Ph.D. and Jeffrey A. Tischler.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS (ITEM 1 OF THE ENCLOSED PROXY CARD) OF STEVEN M. GLUCKSTERN, ANDRE' A. DIMINO, DAVID SALOFF, KENNETH S. ABRAMOWITZ, LOUIS J. IGNARRO, PH.D., PAMELA J. NEWMAN, PH.D. AND JEFFREY A. TISCHLER.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

                                    DIRECTORS

      Set forth below are the names, ages and titles of all of our directors as of August 15, 2007, and the years in which such directors became directors. All directors hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

    NAME                                    AGE     TITLE                                                      DIRECTOR SINCE
    Steven M. Gluckstern                     56     Chairman of the Board and Director                              2006
    Andre' A. DiMino                         51     Vice Chairman of the Board, Co-Chief Executive Officer,         2004
                                                    Secretary and Director
    David Saloff                             55     President, Co-Chief Executive Officer and Director              2004
    Kenneth S. Abramowitz (1)(2)(4)          56     Director                                                        2006
    Louis J. Ignarro, Ph.D. (3)(4)           66     Director                                                        2006
    Pamela J. Newman, Ph.D. (1)(2)(3)(4)     59     Director                                                        2006
    Jeffrey A. Tischler (1)(2)(3)(4)         51     Director                                                        2006

----------------------------------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) This director is an independent director as defined under the American Stock Exchange listing standards.

The biographies of each of our directors are set forth below.

      STEVEN M. GLUCKSTERN began to serve as our Chairman of the Board and a director in October 2006. Mr. Gluckstern is an active private investor within numerous areas including alternative healthcare and non-traditional healing modalities. From March 2002 until February 2005, Mr. Gluckstern served as CEO of Azimuth Trust Company, LLC, a specialized alternative asset management firm, which he co-founded, offering asset allocation, portfolio construction, manager selection and comprehensive risk management. From 1988 to 1998 and then from 2001 to 2002, Mr. Gluckstern held a range of entrepreneurial, executive and financial positions within Zurich Financial Services including: Member of the Executive Committee of its Group Management Board; CEO of Zurich Global Assets; CEO of the then NYSE-traded Zurich Re (now Converium Holdings); and Chairman of both Zurich Capital Markets (hedge funds and specialty finance) and Zurich Scudder Investments (mutual funds). In 1998, Mr. Gluckstern co-founded Capital Z Partners, an alternative asset management firm that managed over $4 billion in two global funds. In 1988, Mr. Gluckstern and a partner co-founded Centre Reinsurance, the first specialty financial reinsurer which was subsequently acquired by the Zurich Group in 1993. Mr. Gluckstern served as general manager of a unit of the Berkshire Hathaway Insurance Group from December 1985 to December 1986. Prior to this, Mr. Gluckstern served as CFO of Healthco Inc., the then largest distributor of dental products in the world and as an investment banker at Lehman Brothers Kuhn Loeb. An Arjay Miller Scholar and 1982 M.B.A. graduate of the Stanford Graduate School of Business, Mr. Gluckstern also holds degrees from the University of Massachusetts at Amherst and Amherst College, where he currently serves as a member of its Board of Trustees.

      ANDRE' A. DIMINO has served as our Vice Chairman of the Board and Co-Chief Executive Officer since October 2006, and as our Secretary and a director since January 2004. From January 2004 until October 2006, Mr. DiMino served as our Chairman of the Board and our Chief Financial Officer. Mr. DiMino served as our President from 1989 until December 2003. Mr. DiMino also serves as the President and Chief Financial Officer of ADM Tronics Unlimited, Inc., a publicly traded technology-based developer and manufacturer of a diversified line of products and our largest shareholder, positions he has held since December 2001 after the passing of his father, Dr. Alfonso DiMino - the founder of ADM Tronics. Mr. DiMino served as the Chief Operating Officer and Chief Financial Officer of ADM Tronics from July 1991 to December 2001, and served as the Technical Director of ADM Tronics from January 1982 to June 1991. In addition to his finance and operating responsibilities, Mr. DiMino has been involved in research and product development for us and ADM Tronics. He holds several patents which have been assigned to us or ADM Tronics and has been responsible for the commercialization of medical device products and for regulatory aspects related to our business and the business of ADM Tronics. Mr. DiMino holds a Bachelor of Science degree in engineering and an MBA in Finance both from Fairleigh Dickinson University.

      DAVID SALOFF has served as our Co-Chief Executive Officer since October 2006 and as our President and a director since July 2004. Mr. Saloff served as our Chief Executive Officer from July 2004 until he resigned from such position and began to serve as Co-Chief Executive Officer. Mr. Saloff has also served as a director of ADM Tronics since December 2001. From September 2003 to December 2003, Mr. Saloff was the President of Palisades Partners, a management consulting company. From November 1999 to September 2003, Mr. Saloff was the President of LifeWaves International, a health and wellness start-up company. In 1992, Mr. Saloff founded Electropharmacology, Inc., and was responsible for the design, development and subsequent FDA clearance of the original device (the
MRT) for the adjunctive use in the palliative treatment of post-operative pain and edema in superficial tissue. Prior to starting EPI, Mr. Saloff served as a consultant for DH Blair, Inc. in connection with the start up of Xsirius, Inc., a publicly traded research and development company involved in researching and developing advanced detection systems. In 1991, Mr. Saloff became the Chief Operating Officer of Xsirius, and Executive Vice President and Director of Advanced Photonix, Inc. (API), which was involved in the design and development of advanced solid state light detection systems as well as the production and marketing of conventional solid state detection components and a subsidiary of Xsirius which commenced trading on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) in 1992. In 1982, Mr. Saloff joined Akros Manufacturing as President and co-owner, a medical device company, which was sold to Lumex (Cybex) Corp. in 1986. Mr. Saloff earned his Bachelor of Science degree in business from Adelphi University.

      KENNETH S. ABRAMOWITZ began to serve as a director of our company in October 2006. Mr. Abramowitz is a Managing General Partner and a co-founder of NGN Capital, a $250 million worldwide healthcare venture capital fund. In 2003, he joined NGN from The Carlyle Group in New York where he was Managing Director from 2001 to 2003, focusing on U.S. buyout opportunities in the healthcare industry. In July 2003, he transitioned to Senior Advisor at The Carlyle Group in order to devote the time necessary to create a dedicated healthcare fund. Prior to joining The Carlyle Group, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Co., where he covered the medical-supply, hospital-management and HMO industries for 23 years, after which he was an EGS Securities Healthcare Fund Manager. Mr. Abramowitz has published several notable studies on healthcare service companies, major medical mergers and cardiovascular device innovation. Mr. Abramowitz currently sits on the Board of Directors EKOS Corp., OptiScan Biomedical Corp., Power Medical Inventions, Inc. and Small Bone Innovations LLC, each a privately held medical device company, and Option Care, Inc., a provider of home infusion pharmacy services and specialty pharmacy services that files reports pursuant to the Securities Exchange Act of 1934. Mr. Abramowitz received a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976.

      LOUIS J. IGNARRO, PH.D. began to serve as a director of our company in October 2006. Dr. Ignarro has been a Professor of Pharmacology at the UCLA School of Medicine since 1985. His current endowed position is the Jerome J. Belzer, MD, Distinguished Professor of Pharmacology. Dr. Ignarro's first research position after training was with the CIBA-Geigy Pharmaceutical Company and in 1973 took on his first academic position at Tulane Medical Center in the Department of Pharmacology. Dr. Ignarro has received many awards, including: The Basic Research Prize of the American Heart Association, Election into the National Academy of Sciences, Election into the Academy of Arts and Sciences, and the 1998 Nobel Prize in Physiology and Medicine. Dr. Ignarro received his Bachelor of Science degree in Pharmacy/Chemistry from Columbia University in 1962, and a Doctorate degree in Pharmacology/Physiology from the University of Minnesota in 1966. Dr. Ignarro did a postdoctoral fellowship at the N.I.H. in the Laboratory of Chemical Pharmacology from 1966 to 1968.

      PAMELA J. NEWMAN, PH.D. began to serve as a director of our company in October 2006. Since 1979, Dr. Newman has served as an international insurance broker, specializing in Fortune 500 clients worldwide, for AON Corporation, a world leader in integrated risk management, insurance and reinsurance brokerage. Before joining AON, Dr. Newman worked for Marsh & McLennan for 12 years and before that she worked for Peat, Marwick, Mitchell & Co. Dr. Newman also serves on the Board of Directors of each of RKO Pictures, an entertainment provider, and Interactive Metronome, Inc., on the Medical Center Advisory Board of the New York Hospital-Cornell Medical Center and on the Board of the McGowan Transplant Center, the Brain Trauma Foundation and American ORT. Dr. Newman also serves on the Board of Trustees of The American University of Paris, the Corporate Board of Carnegie Hall and the Associate Committee of The Julliard School and is a Fellow of the Foreign Policy Association. Dr. Newman earned her Bachelor of Arts degree in English her Masters degree in English and her Doctorate degree in Communications from the University of Michigan.

      JEFFREY A. TISCHLER began to serve as a director of our company in October 2006. Since May 2005, Mr. Tischler has served as the Chief Financial Officer of Acies Corporation, a provider of electronic payment processing solutions and a corporation which files reports pursuant to the Securities Exchange Act of 1934, and since May 2006 has also served as Executive Vice President, Treasurer and a director of Acies Corporation. From 2000 to 2005, Mr. Tischler served as Vice President of Asta Funding, Inc., a consumer receivables asset management company, where his responsibilities included involvement in operational and financial functions ranging from strategic planning to strengthening the company's infrastructure. From 1993 to 2000, Mr. Tischler served as Executive Vice President and Chief Financial Officer of LandAmerica Financial Group, Inc., including serving as Executive Vice President and Chief Financial and Administrative Officer of LandAmerica's acquired predecessors, Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. From 1980 to 1993, Mr. Tischler was with Reliance Group Holdings, Inc., where he held the position of Vice President of Financial Planning and Analysis. A certified public accountant, Mr. Tischler was a senior accountant with KPMG Peat Marwick from 1978 to 1980. Mr. Tischler received an M.B.A. degree in Finance and Accounting from the University of Rochester's Simon School of Business in 1978, and a B.A. in Economics from the University of Rochester in 1977.

      The terms of office of each executive officer and director expires upon the election of their respective successors. There are no family relationships between any of our executive officers or directors.

                          BOARD AND COMMITTEE MEETINGS

      Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. Members of our Board of Directors are kept informed of our business through various documents and reports provided by our Co-Chief Executive Officers and other corporate officers, and by participating in Board of Directors and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions. Our Board of Directors held three meetings during our fiscal year ended March 31, 2007. All of the directors attended in person or by telephone at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees on which such member served, that were held during the period in which such director served during our fiscal year ended March 31, 2007. Actions were also taken during such year by the unanimous written consent of the directors. We have adopted a policy of encouraging, but not requiring, members of our Board of Directors to attend annual meetings of shareholders. This is our first annual meeting of shareholders since the consummation of the initial public offering of our common stock in October 2006.

COMMITTEES OF THE BOARD OF DIRECTORS

      The standing committees of our Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

      AUDIT COMMITTEE.

      The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports to our Board of Directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee also reviews and approves all transactions with affiliated parties.

      All members of the Audit Committee are independent directors as defined under the American Stock Exchange listing standards. Each of Kenneth Abramowitz, Pamela Newman and Jeffrey Tischler began to serve as a member of the Audit Committee and Jeffrey Tischler began to serve as the Chairman of the Audit Committee and our "audit committee financial expert," as such term is defined by the Securities and Exchange Commission, on October 18, 2006. The Audit Committee held four meetings during the fiscal year ended March 31, 2007. Actions were also taken during the fiscal year ended March 31, 2007 by the unanimous written consent of the members of the Audit Committee.

      Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.ivivitechnologies.com. The Audit Committee's charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

AUDIT COMMITTEE REPORT

      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE IS NOT TO BE DEEMED "SOLICITING MATERIAL" OR DEEMED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SPECIFICALLY REQUESTED BY US OR INCORPORATED BY REFERENCE IN DOCUMENTS OTHERWISE FILED.

      The Audit Committee has reviewed our audited financial statements for the year ended March 31, 2007 with management and Raich Ende Malter & Co. LLP, our independent registered public accounting firm.

      The Audit Committee has discussed and reviewed with Raich Ende Malter & Co. LLP all the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). It has also received the written disclosures and the letter from Raich Ende Malter & Co. LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Raich Ende Malter & Co. LLP their independence.

      Based on this review and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee
---------------
      Kenneth Abramowitz
      Pamela Newman
      Jeffrey Tischler

      COMPENSATION COMMITTEE.

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The Compensation Committee also reviews the compensation of our President and our Co-Chief Executive Officers and makes recommendations in that regard to the Board of Directors as a whole. All members of the Compensation Committee are independent directors as defined under the American Stock Exchange listing standards. Each of Kenneth Abramowitz, Pamela Newman and Jeffrey Tischler began to serve as a member of the Compensation Committee on October 18, 2006. Although the Compensation Committee did not hold any formal meetings during our fiscal year ended March 31, 2007, it granted options under our 2004 Amended and Restated Stock Option Plan during two of the meetings of the Board of Directors held during our fiscal year ended March 31, 2007. Actions were also taken during the fiscal year ended March 31, 2007 by the unanimous written consent of the members of the Compensation Committee.

      Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached hereto as Appendix A and is publicly available on our website at www.ivivitechnologies.com. The Compensation Committee's charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and approving the director and officer compensation plans and policies and programs of our company. The Compensation Committee annually reviews and recommends to the Board of Directors the following items with respect to our executive officers: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate. The Compensation Committee may also engage such compensation consultants and counsel as it deems necessary or desirable from time to time to discharge its functions. At the discretion of the Compensation Committee, our President and Co-Chief Executive Officers may be permitted to be present during voting or deliberations relating to compensation unrelated to the President or Co-Chief Executive Officers.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

      The Nominating and Corporate Governance Committee meets to recommend the nomination of directors to the full Board of Directors to fill the terms for the upcoming year or to fill vacancies during a term. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the American Stock Exchange listing standards. Each of Pamela Newman, Louis Ignarro and Jeffrey Tischler began to serve as a member of the Nominating and Corporate Governance Committee on October 18, 2006. The Nominating and Corporate Governance Committee did not hold any meetings during our fiscal year ended March 31, 2007. Actions were taken during the fiscal year ended March 31, 2007 by the unanimous written consent of the members of the Nominating and Corporate Governance Committee.

      The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is publicly available on our website at www.ivivitechnologies.com. The Nominating and Corporate Governance Committee's charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by shareholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board of Directors, and the Nominating and Corporate Governance Committee has adopted procedures addressing the foregoing.

      PROCEDURES FOR CONSIDERING NOMINATIONS MADE BY SHAREHOLDERS.

      The Nominating and Corporate Governance Committee will consider recommendations for nominations from shareholders if submitted in a timely manner in accordance with the procedures established in our bylaws and will apply the same criteria to all persons being considered. Nominations must be delivered to our Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. The nomination notice must set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our books, and the name and address of such beneficial owner, (2) the class and number of shares of common stock which are owned beneficially and of record by such shareholder and such beneficial owner and (3) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

      QUALIFICATIONS.

      It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the shareholders.

      IDENTIFICATION AND EVALUATION OF CANDIDATES FOR THE BOARD OF DIRECTORS.

      Candidates to serve on our Board of Directors will be identified from all available sources, including recommendations made by shareholders. The Nominating and Corporate Governance Committee has a policy that there will be no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on our Board of Directors. The evaluation process for individuals other than existing members of our Board of Directors will include:

      o a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;
      o a review of reference letters from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and
      o a personal interview of the candidate, together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

      THIRD PARTY RECOMMENDATIONS. We will not pay a fee to any third-party to identify or evaluate nominees. In connection with our annual meeting, the Nominating and Corporate Governance Committee, we did not receive any nominations from any shareholder or group of shareholders that owned more than 5% of our common stock for at least one year or any other third-party source.

BOARD OBSERVER

      We have agreed, for a period of at least three years following the consummation of our initial public offering, to engage a designee of Maxim Group LLC, one of the lead managing underwriters of our initial public offering, as an observer to our Board of Directors, where the observer shall attend meetings of our Board of Directors and receive all notices and other correspondence and communications sent by us to members of our Board of Directors. In addition, the observer is entitled to reimbursement for all costs incurred by it in attending any meetings of our Board of Directors.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

      Our Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to our Secretary and should be sent to such individual c/o 224-S Pegasus Avenue, Northvale, NJ 07647. Any such communication must state, in a conspicuous manner, that it is intended for distribution to our entire Board of Directors. Under the procedures established by our Board of Directors, upon our Secretary's receipt of such a communication, our Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

CODE OF ETHICS

      We have a code of ethics that applies to our Co-Chief Executive Officers, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our code of ethics can be found on our website at www.ivivitechnologies.com. Our code of ethics is intended to be a codification of the business and ethical principles that guide it, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

                               EXECUTIVE OFFICERS

      Set forth below are the names, ages and titles of all of our executive officers as of August 15, 2007, and the years in which such executive officers became our executive officers. All executive officers serve at the discretion of the Board of Directors with no fixed term.

                                                                                                   EXECUTIVE
      NAME                  AGE     TITLE                                                         OFFICER SINCE
      Andre' A. DiMino       51     Vice Chairman of the Board and Co-Chief Executive Officer          2004
      David Saloff           55     Co-Chief Executive Officer and President                           2004
      Alan V. Gallantar      49     Chief Financial Officer                                            2006
      Edward J. Hammel       57     Executive Vice President                                           2004

      ANDRE' A. DIMINO, our Vice Chairman of the Board, has served as our Co-Chief Executive Officer since October 2006. From July 2004 until October 2006, Mr. DiMino served as our Chief Financial Officer. See Mr. DiMino's biographical information on page 8 of this proxy statement.

      DAVID SALOFF, one of our directors, has served as our Co-Chief Executive Officer since October 2006 and as our President since July 2004. From July 2004 until October 2006, Mr. Saloff served as our Chief Executive Officer. See Mr. Saloff's biographical information on page 8 of this proxy statement.

      ALAN V. GALLANTAR, CPA began to serve as our Chief Financial Officer in October 2006. From April 2004 until October 2006, Mr. Gallantar served as an executive consultant to a variety of clients, providing management consulting and chief financial officer services. From October 1999 until April 2004, Mr. Gallantar served as Chief Financial Officer of Advanced Viral Research Corp., a publicly traded corporation. Mr. Gallantar served as Treasurer and Controller of AMBI, Inc. (currently Nutrition 21, Inc.), a nutraceutical company, from 1998 to 1999, and as Senior Vice President and Chief Financial Officer of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, from 1992 to 1997. Mr. Gallantar also served in senior financial positions at PaineWebber Incorporated (currently UBS), Chase Bank (currently JPMorgan Chase), Phillip Morris, Inc. (currently Altria Group) and Deloitte & Touche LLP. Mr. Gallantar is a Certified Public Accountant and received a B.A. in accounting from Queens College in 1979.

      EDWARD J. HAMMEL has served as our Executive Vice President since July 2004. From September 2003 to June 2004, Mr. Hammel was a partner in Palisades Partners, a management consulting company. From March 2001 until September 2003, Mr. Hammel served as the Chief Financial Officer of LifeWaves International, a health and wellness start-up company. From 1999 to 2001, Mr. Hammel was the managing director and founder of Hillcrest Consulting Services, Inc., a healthcare consulting company. From 1997 to 1999, Mr. Hammel served as Senior Vice President and Chief Financial Officer of WellMed Medical Management, a physician practice management company. From 1993 to 1997, he served as Senior Vice President and Chief Financial Officer of Riscorp, Inc., a worker's compensation insurance company. From 1978 to 1993, he was employed by Reliance Group Holdings, a diversified financial holding company eventually serving as Vice President. Mr. Hammel received a B.A. from the University of Denver in 1972 and a Masters Degree in Management from Northwestern University in 1977.

KEY EMPLOYEES AND CONSULTANTS

Set forth below is information concerning our key employees and consultants.

      NAME                        AGE     POSITION
      Arthur A. Pilla, Ph. D.      71     Science Director
      Berish Strauch, M.D.         72     Consultant
      Sean D. Hagberg, Ph. D.      48     Chief Science Officer

      ARTHUR A. PILLA, PH. D. has served as our Science Director and Chairman of our Scientific Advisory Board since April 2004. Dr. Pilla is a Professor in the Department of Biomedical Engineering, Columbia University, NY and Professor Emeritus of Orthopedic Research in the Department of Orthopedics at Mount Sinai School of Medicine, NY. Dr. Pilla offered the first graduate course in Bioelectromagnetics at Columbia University in 1973, currently still being offered in the Department of Biomedical Engineering. Dr Pilla has published nearly 200 peer-reviewed studies in Bioelectromagnetics. His early research led to the invention of specially configured electromagnetic fields for clinical use on recalcitrant bone fractures. Dr. Pilla is the inventor of the first bone-growth electromagnetic stimulator device cleared by the FDA and the cofounder of Electrobiology, Inc. (EBI), now part of Biomet, an orthopedic device manufacturer. His patents with EBI were seminal, leading to devices commercially available for clinical use. Dr. Pilla continues to make progress in the understanding of the basic biophysical mechanisms involved in the bioeffects of electromagnetic signals. Dr. Pilla received his PhD, cum laude, from the University of Paris, France in 1965 and commenced studies of the bioeffects of weak magnetic and electric fields in 1969.

      DR. BERISH STRAUCH has served as Chairman of our Medical Advisory Board since August 2004 and directs the "Center for Excellence in Bioelectromagnetic Studies" we established at Montefiore Medical Center. Dr. Strauch is an internationally known plastic surgeon, board certified in general surgery, plastic and reconstructive surgery and hand surgery. Dr. Strauch has conducted extensive clinical research using our technology and is the author of the 2000 study demonstrating the angiogenic properties of the technology. He has served as the Chairman of the Department of Plastic Surgery at Montefiore Medical Center and is a founder and first president of the American Society of Reconstructive Microsurgery, and has been an officer and committee member in numerous regional, national, and international professional organizations. Dr. Strauch is the senior editor of the three-volume Encyclopedia of Flaps, the senior author of the Atlas of Microsurgical Flaps, and co-author of the Atlas of Hand Anatomy and is also the founder and ongoing Editor-in-Chief of the Journal of Reconstructive Microsurgery. He received his medical degree form Columbia University in 1959, completed a general surgery residency at Montefiore Medical Center from 1960 to 1964, had a surgery fellowship at Roosevelt Hospital in 1961 and had a plastic and reconstruction surgery fellowship at Stanford University Hospital from 1966 to 1968.

      SEAN D. HAGBERG, PH. D. has served as our Chief Science Officer since July 2004. Prior to joining Ivivi, Dr. Hagberg served as the Chief Knowledge Officer for LifeWaves International, a health and wellness startup company, from 2000 to 2004, where he oversaw knowledge based development, multiple clinical trials, raising investment capital, hardware and software development, technical and marketing writing, and FDA/FTC compliance. Prior to joining LifeWaves, Dr. Hagberg was a post-doctoral fellow in community medicine at Brown University medical school (1998-2000), served as technical analyst on the Rhode Island state-wide TOPPS II behavioral health program (1998-2000), as well as a consultant with the Decision Science Institute (1999-2001), and a principal in Brewer's Heaven, a start-up brewing concern (1999-2004). From 1997-1998 Dr. Hagberg served as associate administrator for Good Hope Hospital (owned by publicly traded Pioneer HealthCare), where he was responsible for building a successful adolescent behavior health program, outside marketing and contract management to private payors, including unions and other organizations. Dr. Hagberg has been responsible for building behavioral health triage systems for Managed Behavioral Healthcare Organizations and written and testified on significant healthcare legislation at the state level and co-authored Congressional reports on behavioral healthcare. Dr. Hagberg has co-authored NIH, SAMSHA and foundation grants and protocols. Dr. Hagberg received his Ph.D. in cultural anthropology from SUNY-Buffalo, where he was a Fellow in cognitive science. Dr. Hagberg completed a two-year NIH-funded post-doctoral training at the Brown University Department of Community Medicine, 1998-2000 and on was on the medical faculty from 1998-2004.

MEDICAL ADVISORY BOARD

      We have established a panel of eight medical advisors to assist management in its efforts with respect to clinical applications of our products. The medical advisors are set forth below:

      BARRY E. DIBERNARDO, M.D., FACS is a board certified plastic surgeon with a diversified private surgical practice in Montclair, New Jersey. He is a Clinical Associate Professor in the Department of Surgery University of Medicine and Dentistry of New Jersey. He received his M.D. from Cornell University Medical College, New York in 1984 with general surgical training at Mt. Sinai Medical Center, Miami Beach, Florida from 1984 to 1989 and plastic surgical training at Montefiore Medical Center - Albert Einstein College, Bronx, NY from 1989 to 1991. He is a member of the American Society of Plastic Surgeons.

      MEG JORDAN, PHD, RN is a medical anthropologist, an international health journalist, editor and founder of American Fitness Magazine, and a radio/TV personality known as the Global Medicine Hunter(TM). Her syndicated columns, television reports, and special media projects cover health, wellness, integrative medicine, indigenous healing traditions and cultural trends. Dr. Jordan is the CEO of Global Medicine Enterprises, Inc., a health communications and research firm, which provide groundbreaking reports to television, newspapers and magazines. Her syndicated columns on health and wellness are distributed to over major newspapers and magazines worldwide. Dr. Jordan is a national keynote speaker, author of five books, editor of American Fitness magazine, and health talk radio host on Sirius Satellite and Health Radio Networks. She has served on numerous advisory boards, including the National Wellness Institute, California Association of Naturopathic Physicians, the California Institute of Integral Studies, Health Medicine Institute, and ValleyCare Health System. Dr. Jordan currently teaches holistic health at San Francisco State University.

      RICHARD LINCHITZ, MD received his medical education at both the University of Lusanne, Switzerland, and Cornell University, where he received his M.D. in 1973. Dr. Linchitz is certified by the American Board of Psychiatry and Neurology, Pain Medicine and Medical Acupuncture. For many years, Dr. Linchitz served as medical director of his own pain clinic in New York, was a regular speaker and media expert on the topic of chronic pain and served on numerous committees for the American Academy of Pain Medicine, where he served on the Board of Directors from 1995 to 1998. Dr. Linchitz has significant experience in the clinical practice of pain medicine, was active in establishing the field as a specialty and has been involved in the development of the field for over 20 years. In addition to his expertise in pain medicine, Dr. Linchitz has been studying alternative and complementary forms of therapy, and is writing a book on this topic.

      DR. COURTNEY H. LYDER, ND, GNP, FAAN is Professor of Nursing, Internal Medicine & Geriatrics and holds the first University of Virginia Medical Center Professorship in Nursing. He is currently Chairman, Department of Acute and Specialty Care at the University of Virginia. Dr. Lyder has received as a Principal Investigator or Co-Investigator nearly $7 million in research and training grants, published 2 books, 50 journal articles and book chapters. Dr. Lyder is a Past President of the National Pressure Ulcer Advisory Panel. He is also a senior consultant to the U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services where he has influenced the development of wound care regulations.

      DR. LEONARD MAKOWKA, M.D., PH.D., FRCS(C), FACS has served as a consultant to us since February 2004. Dr. Makowka received his M.D. degree from the University of Toronto Medical School in 1977, and Ph.D. from the University of Toronto's Department of Pathology in 1982. He has published over 400 articles and chapters in both clinical and basic scientific research and has lectured worldwide. Dr. Makowka is a distinguished clinical and transplantation surgeon and medical researcher. Between 1989 and 1995, Dr. Makowka was the Chairman of the Department of Surgery and Director of Transplantation Services at Cedars-Sinai Medical Center in Los Angeles, California. He was also Professor of Surgery at the UCLA School of Medicine. Dr. Makowka has retired from the active practice of medicine to pursue investment strategies and business development in healthcare, life sciences, finance and other industry sectors. Dr. Makowka was a Founding Partner in the syndicated radio company After MidNite Entertainment, Inc., which was purchased by Premiere Radio Networks in 1997 and now resides within the Clear Channel portfolio of companies. He was a shareholder in Metro Capital, Inc., a Canadian based company with significant real estate holdings in the Toronto area. Dr. Makowka was a Managing Director of Innovative Technology Partners LLC, a late stage technology venture fund. In 1999, Dr. Makowka founded Drive Thru Technology, a national provider of wireless and surveillance equipment for the restaurant and hospitality industries. He is currently a Managing Director of ITF Global Partners, an international financial advisory, strategic and a capital investment company. Dr. Makowka is actively involved as an advisor to or member of the Board of Directors of several companies. He has been a Corporate Member of Blue Shield of California since 1995. He served from 1998 until June 2003, on the Board of Directors of Hollis Eden Pharmaceuticals (NASDAQ: HEPH). He is a member of the Board of Directors of Kinemed, Inc., a biotech company. He is the Chief Scientific Advisor for Universal Detection Systems, a publicly traded company developing environmental monitoring technologies for bio-terrorism. Most recently, Dr. Makowka is a member of the Advisory Board for the UCLA School of Public Affairs.

      G. PATRICK MAXWELL, M.D. is a plastic surgeon and an assistant clinical professor of surgery at Vanderbilt University. Dr. Maxwell received his M.D. from Vanderbilt University, and subsequently trained in general and then plastic surgery at the Johns Hopkins Medical Center in Baltimore, MD. He completed a fellowship in microsurgery at the University of California, San Francisco and in hand surgery at the Curtis Hand Center in Baltimore, MD. Dr. Maxwell was a co-founder of, and currently serves as, Executive EVP for Diversified Specialty Institutes, a healthcare and specialty hospital development company. He is also a founder and board member of the non-profit Aspen Center for Integrative Health.

      ROBERT J. SNYDER, D.P.M., F.A.C.F.A.S., CWS is nationally and internationally recognized for his expertise in wound healing. In addition to his many board certifications, honors and awards, he is a Diplomat, American Academy of Wound Management; Diplomat, American Board of Podiatric Surgery; Fellow, American College of Foot and Ankle Surgery; and a Certified Wound Specialist. Dr. Snyder also published over 75 papers in the field of wound healing and has conducted research for major wound care companies.

      DR. BERISH STRAUCH one of our key consultants, serves as the Chairman of our Medical Advisory Board.

SCIENTIFIC ADVISORY BOARD

      We have established a panel of two scientific advisors to assist management in its efforts with respect to the physical parameters of the technologies we use. The scientific advisors are set forth below:

      DR. ARTHUR A. PILLA, one of our key consultants, serves as the Chairman of our Scientific Advisory Board.

      DAVID J. MUEHSAM is a research associate at the Bioelectrochemistry Laboratory, Mt. Sinai School of Medicine in New York City, where he is involved in, among other things, mathematical modeling of electromagnetic field bioeffects, and design and biomedical applications of therapeutic electromagnetic field signals. Mr. Muehsam received his B.A. degree in Physics, Mathematics and Music from Hampshire College in 1987, and has published over 25 articles in both clinical and basic scientific research, with a primary emphasis on mathematical modeling and interpretation.

ADVISORY BOARD COMPENSATION

      Other than reimbursement for their expenses incurred on our behalf, members of our Medical Advisory Board and Scientific Advisory Board do not receive any compensation for services in their capacities as such. From time to time, members of our Medical Advisory Board and Scientific Advisory Board do receive consulting fees for consulting services they provide to us in their capacities as consultants.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

      The following table, which should be read in conjunction with the explanations provided above, provides certain compensation information concerning our Co-Chief Executive Officers, our Chief Financial Officer and our Executive Vice President, who are sometimes referred to in this proxy statement as our "named executive officers" for the fiscal year ended March 31, 2007.

                           SUMMARY COMPENSATION TABLE

                                                                  Option
              Name and                                            Awards
         Principal Position             Year     Salary ($)        ($)(1)       Total ($)
      Andre' A. DiMino (2)              2007     $ 185,731        $  4,870      $ 190,601
        Vice Chairman,                  2006        84,500              --         84,500
        Co-Chief Executive              2005        17,800              --         17,800
        Officer and Secretary


      David Saloff (2)                  2007     $ 190,574        $ 31,283      $ 221,857
        President and Co-Chief          2006       152,300              --        164,292
        Executive Officer               2005       124,000              --        130,500


      Alan V. Gallantar (2)             2007     $  95,192        $ 51,579      $ 146,771
        Chief Financial Officer         2006            --              --             --
                                        2005            --              --             --


      Edward J. Hammel                  2007     $ 139,593        $  5,777      $ 145,370
        Executive Vice President        2006       107,000              --        118,992
                                        2005       117,000              --        123,500

----------------
(1) Represents the expense to us pursuant to FAS 123(R) for the respective year for restricted stock or stock options granted as long-term incentives pursuant to our 2004 Amended and Restated Stock Option Plan. See the notes to our financial statements for the fiscal years ended March 31, 2007 and 2006 for the assumptions used for valuing the expense under FAS 123(R).
(2) In October 2006, (i) Mr. DiMino resigned from his positions as Chairman of the Board and Chief Financial Officer and began to serve as Vice Chairman of the Board and Co-Chief Executive Officer, (ii) Mr. Saloff resigned from his position as Chief Executive Officer and began to serve as President and Co-Chief Executive Officer and (iii) Mr. Gallantar began to serve as Chief Financial Officer.

      The following table provides information concerning grants of stock options to each of our named executive officers during the fiscal year ended March 31, 2007.

                                           -----------------------------------------------------------------------------
                                            Number of Securities    Exercise or Base Price of   Grant Date Fair Value of
      Name (1)               Grant Date    Underlying Options (#)    Option Awards ($/share)      Options Awards($)(1)
      --------------------  ------------   ----------------------   -------------------------   ------------------------
                                  -                   -                         -                           -
      Andre' A. DiMino            -                   -                         -                           -
      David Saloff                -                   -                         -                           -
      Alan V. Gallantar       10/18/06             140,000                    6.00                       337,613
      Edward J. Hammel            -                   -                         -                           -

----------------
(1) This column represents the fair value of the stock option awards granted in the fiscal year, determined in accordance with SFAS No. 123R, based on the assumptions set forth in Note 2 - "Significant Accounting Policies" to the financial statements for the fiscal year ended March 31, 2007 contained in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007.


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

      The following table provides certain information concerning outstanding equity awards held by each of our named executive officers at March 31, 2007.

                                             Option Awards                                         Stock Awards
----------------------------------------------------------------------------    ----------------------------------------------------
                        Number of      Number of
                        Securities    Securities
                        Underlying    Underlying
                       Unexercised    Unexercised     Option       Option         Number of Shares or      Market Value of Shares or
                       Options (#)    Options (#)    Exercise    Expiration       Units of Stock That      Units of Stock That Have
      Name (1)         Exercisable   Unexercisable   Price ($)      Date         Have Not Vested (#)(2)       Not Vested ($)(2)
--------------------- ------------- --------------- ----------- ------------    ------------------------  --------------------------
Andre' A. DiMino          165,750         78,000        0.06      1/13/2014              74,750                     310,213
                           55,250         26,000        0.31      2/19/2014                -                           -
David Saloff              165,750         78,000        0.06      1/13/2014             141,050                     585,358
                           55,250         26,000        0.31      2/19/2014                -                           -
Alan V. Gallantar               -        140,000        6.00     10/18/2016                -                           -
Edward J. Hammel           22,100         10,400        0.06      4/22/2014              35,750                     148,363

----------------
(1) In October 2006, (i) Mr. DiMino resigned from his positions as Chairman of the Board and Chief Financial Officer and began to serve as Vice Chairman of the Board and Co-Chief Executive Officer, (ii) Mr. Saloff resigned from his position as Chief Executive Officer and began to serve as President and Co-Chief Executive Officer and (iii) Mr. Gallantar began to serve as Chief Financial Officer.
(2) Based upon the closing market price of our stock of $4.15 on March 31, 2007.

COMPENSATION OF DIRECTORS

      Until October 18, 2006, our directors did not receive compensation for serving on our Board of Directors, but were entitled to receive reimbursement for travel and related expenses. From and after October 18, 2006, for each year of service as a director of our company, each non-employee director (other than Steven Gluckstern in his capacity as our Chairman of the Board, as discussed below) will receive $10,000. In addition, each non-employee director (other than Steven Gluckstern in his capacity as our Chairman of the Board) will receive options to purchase 20,000 shares of our common stock when such person is initially elected to our Board of Directors, and for each year of service as a director of our company thereafter, options to purchase 20,000 shares of our common stock, in each case at an exercise price per share equal to the fair market value price per share of our common stock on the grant date. Each of such options will fully vest one-third on the date of grant and one-third upon each of the first and second anniversaries of the date of grant.

      On October 18, 2006, Steven Gluckstern, who began to serve as our Chairman of the Board at such time, received options to purchase 775,000 shares of our common stock at an exercise price equal to $5.11 per share, one-third of which options vested upon the date of grant and one-third of which will vest on each one-year anniversary thereafter. Such options will expire on the tenth anniversary of the date of grant.

      The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended March 31, 2007.

                              DIRECTOR COMPENSATION

                                  Fees earned or     Option Awards
                Name(1)          paid in cash ($)      ($)(2)(3)      Total ($)
       -----------------------  ------------------  ---------------  -----------

       Steven M. Gluckstern             -              1,026,092      1,026,092
       Kenneth S. Abramowitz           5,000              23,444         28,444
       Louis J. Ignarro, Ph.D.         5,000              23,444         28,444
       Pamela J. Newman, Ph.D.         5,000              23,444         28,444
       Jeffrey A. Tischler             5,000              23,444         28,444

----------------
(1) Steven M. Gluckstern began to serve as our chairman and a director of our company on October 18, 2006. Each of Kenneth S. Abramowitz, Louis J. Ignarro, Ph.D., Pamela J. Newman, Ph.D. and Jeffrey A. Tischler began to serve as a director of our company on October 18, 2006.
(2) Represents the expense to us pursuant to FAS 123(R) for the respective year for stock options granted as long-term incentives pursuant to our 2004 Amended and Restated Stock Option Plan, other than Mr. Gluckstern's options, which were granted outside our 2004 Amended and Restated Stock Option Plan. See the notes to our financial statements for the fiscal years ended March 31, 2007 and 2006 contained in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 for the assumptions used for valuing the expense under FAS 123(R).
(3) At March 31, 2007, Steven M. Gluckstern had options to purchase 775,000 shares of our common stock, and each of Kenneth S. Abramowitz, Louis J. Ignarro, Ph.D., Pamela J. Newman, Ph.D. and Jeffrey A. Tischler had options to purchase 20,000 shares of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

      The following table provides information about our common stock that may be issued upon the exercise of options under our equity compensation plans. Our 2004 Amended and Restated Stock Option Plan was our only equity compensation plan approved by our shareholders in existence as of March 31, 2007.

                                                                                                      NUMBER OF
                                                                                                SECURITIES REMAINING
                                          NUMBER OF SECURITIES TO       WEIGHTED AVERAGE        AVAILABLE FOR FUTURE
                                          BE ISSUED UPON EXERCISE       EXERCISE PRICE OF       ISSUANCE (EXCLUDING
                                          OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     SECURITIES REFLECTED
                                            WARRANTS AND RIGHTS        WARRANTS AND RIGHTS        UNDER COLUMN (A))
   PLAN CATEGORY                                    (A)                         (B)                      (C)
   ------------------------------------------------------------------------------------------------------------------
   Equity compensation plans approved            1,885,600                     $2.40                   551,900
     by security holders

   Equity compensation plans not                 1,177,899                     $5.39                      -
     approved by security holders

   Total                                         3,063,499                     $3.67                   551,900
   ==================================================================================================================

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is composed of Messrs. Abramowitz and Tischler and Ms. Newman, all of whom began to serve as members of the Compensation Committee on October 18, 2006. No member of the Compensation Committee is or has been an executive officer of our company or had any relationships requiring disclosure by us under the Securities and Exchange Commission's rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into a management service agreement and a manufacturing agreement with ADM Tronics Unlimited, Inc., our largest shareholder, each of which is described below. In addition, some of our officers and directors are also officers and directors of ADM Tronics. These relationships may cause conflicts of interests to arise between us and ADM Tronics.

      REPAYMENT OF AMOUNTS TO ADM TRONICS

      In October 2006, we used approximately $2.6 million of the net proceeds of our initial public offering to repay amounts payable to ADM Tronics, our largest shareholder, that were incurred in connection with the funding of operations under the terms of our management services agreement with ADM Tronics, as well as in connection with the manufacturing of our products under the terms of our manufacturing agreement with ADM Tronics since 1998. No interest was payable on this amount. Mr. DiMino, our Vice Chairman and Co-Chief Executive Officer, together with members of his family, own approximately 29% of the outstanding common stock of ADM Tronics.

      REPAYMENT OF AMOUNTS TO AJAX CAPITAL LLC

      In October 2006, we used approximately $250,000 of the net proceeds of our initial public offering to repay amounts payable to Ajax Capital LLC, an investment fund wholly-owned by Steven Gluckstern, our Chairman of the Board. In June 2006, Ajax Capital LLC loaned us $250,000, pursuant to an unsecured promissory note. The principal amount of the unsecured promissory note accrued interest at a rate of 8% per annum and the principal amount outstanding, together with all accrued and unpaid interest, was due and payable upon the consummation of our initial public offering. If the principal amount, together with all accrued and unpaid interest, was not paid on or before the maturity date, the interest rate would have increased by 1% every year after the maturity date to a maximum of 13% per annum until all amounts due and payable under the note were paid in full. The proceeds of this note were used for working capital purposes.

      SALE OF UNITS AND REVENUE SHARING AGREEMENT WITH AJAX CAPITAL LLC

      On August 28, 2006, we sold to Ajax Capital LLC, an investment fund wholly-owned by Steven Gluckstern, 15 units of the Roma(3) and five units of the SofPulse M-10 at a purchase price of $14,500 per unit, the then-published wholesale unit price for the Roma3 and the SofPulse M-10, for an aggregate purchase price of $290,000. In connection therewith, we entered into a revenue sharing agreement with Ajax Capital LLC, which was subsequently terminated in December 2006 (as described below). Pursuant to the revenue sharing agreement, we had agreed to use our commercially reasonable efforts to rent to third parties all of the units of the Roma(3) and the SofPulse M-10 purchased by Ajax Capital LLC. Ajax Capital LLC was entitled to receive revenues in respect of rentals of the units of the Roma(3) purchased by it in an amount equal to 50% of the aggregate of the gross proceeds from such rentals received by us during each month of the term. Ajax Capital LLC was also entitled to receive revenues in respect of rentals of the units of the SofPulse M-10 purchased by it in an amount equal to the net proceeds from such rentals received by us during each month of the term, reduced by (i) 11.5% of the gross proceeds for services related to marketing, billing, collections and account maintenance to be performed by us with respect to such units, received by us during such month, and (ii) in the case of each of the first three months during the term, a set up fee of $2,000. Ajax Capital LLC was also entitled to receive 50% of any and all gross proceeds we received from our sale of applicators for use in connection with the units of the Roma(3) rented to third parties during the term of the agreement. The term of the agreement was to expire on August 28, 2011.

      On December 22, 2006, our Audit Committee approved the termination of the Revenue Sharing Agreement with Ajax Capital LLC. In connection with the termination, Ajax Capital LLC transferred to us all of its rights, title and interest in and to the units of the Roma(3) and the SofPulse M-10 purchased by Ajax Capital LLC on the date of the revenue sharing agreement, and we paid Ajax $296,136. As a result of the termination, we are entitled to all revenues generated by the rental and sales of such units and the related applicators from and after the termination date.

      MANAGEMENT SERVICES AGREEMENT

      In order to keep our operating expenses manageable, we entered into a management services agreement, dated as of August 15, 2001, with ADM Tronics under which ADM Tronics provides us and its other subsidiaries, Sonotron Medical Systems, Inc. and Pegasus Laboratories, Inc., with management services and allocates portions of its real property facilities for use by us and the other subsidiaries for the conduct of our respective businesses.

      The management services provided by ADM Tronics under the management services agreement include administrative, technical, engineering and regulatory services with respect to our products. We pay ADM Tronics for such services on a monthly basis pursuant to an allocation determined by ADM Tronics and us based on a portion of its applicable costs plus any invoices it receives from third parties specific to us. As we have added employees to our marketing and sales staff and administrative staff following the consummation of initial public offering, our reliance on the use of the management services of ADM Tronics has been reduced.

      We also use office, manufacturing and storage space in a building located in Northvale, NJ, currently leased by ADM Tronics, pursuant to the terms of the management services agreement to which we, ADM Tronics and two of ADM Tronics' other subsidiaries are parties. Pursuant to the management services agreement, ADM Tronics determines, on a monthly basis, the portion of space utilized by us during such month, which may vary from month to month based upon the amount of inventory being stored by us and areas used by us for research and development, and we reimburse ADM Tronics for our portion of the lease costs, real property taxes and related costs based upon the portion of space utilized by us. We have incurred $47,105 and $43,883 for the use of such space during the fiscal years ended March 31, 2007 and 2006, respectively.

      ADM Tronics determines the portion of space allocated to us and each other subsidiary on a monthly basis, and we and the other subsidiaries are required to reimburse ADM Tronics for our respective portions of the lease costs, real property taxes and related costs.

      We have incurred $242,595 and $226,807 for management services and the use of real property provided to us by ADM Tronics pursuant to the management services agreement during the fiscal years ended March 31, 2007 and March 31, 2006, respectively.

      MANUFACTURING AGREEMENT

      We, ADM Tronics and one other subsidiary of ADM Tronics, Sonotron Medical Systems, Inc., are parties to a second amended and restated manufacturing agreement. Under the terms of the agreement, ADM Tronics has agreed to serve as the exclusive manufacturer of all current and future medical and non-medical electronic and other devices or products to be sold or rented by us. For each product that ADM Tronics manufactures for us, we pay ADM Tronics an amount equal to 120% of the sum of (i) the actual, invoiced cost for raw materials, parts, components or other physical items that are used in the manufacture of the product and actually purchased for us by ADM Tronics, if any, plus (ii) a labor charge based on ADM Tronic's standard hourly manufacturing labor rate, which we believe is more favorable than could be attained from unaffiliated third-parties.

      Under the terms of the agreement, if ADM Tronics is unable to perform its obligations under our manufacturing agreement or is otherwise in breach of any provision of our manufacturing agreement, we have the right, without penalty, to engage third parties to manufacture some or all of our products. In addition, if we elect to utilize a third-party manufacturer to supplement the manufacturing being completed by ADM Tronics, we have the right to require ADM Tronics to accept delivery of our products from these third-party manufacturers, finalize the manufacture of the products to the extent necessary and ensure that the design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process have been met. Although we believe that there are a number of third-party manufacturers available to us, we cannot assure you that we would be able to secure another manufacturer on terms favorable to us or at all or how long it will take us to secure such manufacturing. The initial term of the agreement expires on March 31, 2008, subject to automatic renewals for additional one-year periods, unless either party provides three months' prior written notice to the other prior to the end of the relevant term of its desire to terminate the agreement.

      We have incurred $75,584 and $62,656 for ADM Tronics' manufacture of our products pursuant to the manufacturing agreement during the fiscal years ended March 31, 2007 and March 31, 2006, respectively.

      STOCK ISSUANCES AND VOTING AGREEMENT

      In January 2004, we issued an aggregate of 186,875 and 398,125 shares of our common stock to Andre' DiMino, our Vice Chairman and Co-Chief Executive Officer, and David Saloff, our President and Co-Chief Executive Officer, respectively. Of the shares of our common stock issued to Mr. Saloff, 211,575 of the shares are subject to forfeiture and vest in equal yearly installments on January 5 of each year through January 5, 2009. In addition, all of the shares issued to Mr. Saloff are subject to a voting agreement among Mr. DiMino, Mr. Saloff, Edward Hammel, our Executive Vice President, Sean Hagberg, Ph.D., our Chief Science Officer, Arthur Pilla, Ph.D., one of our consultants, our Science Director and the Chairman of our Scientific Advisory Board, Berish Strauch, M.D., one of our consultants and a member of our Medical Advisory Board, and Fifth Avenue Capital Partners, one of our shareholders. Under the voting agreement, in addition to the shares of common stock beneficially owned by Mr. DiMino, Mr. DiMino has the right to vote the shares of common stock held by such shareholders, representing, as of August 15, 2007, an aggregate of 1,772,225 additional shares of our common stock (including shares underlying options held by such shareholders that are exercisable within 60 days of the date hereof). The voting agreement, with respect to shares of common stock, and shares of common stock underlying options, held by all of the shareholders party thereto, will expire on October 24, 2009. Mr. DiMino shall continue to have the right to vote an additional 349,375 shares of our common stock held by Fifth Avenue Capital Partners indefinitely unless otherwise agreed to by Mr. DiMino and such shareholder.

      PRIVATE PLACEMENT

      Pursuant to our private placement that was completed in November 2005, we issued to Ajax Capital LLC, an investment fund wholly-owned by Steven Gluckstern, our Chairman of the Board, and Kenneth S. Abramowitz & Co., Inc., a director of our company, (i) unsecured convertible promissory notes in the aggregate principal amount of $1,000,000 and $250,000, respectively, bearing interest at a rate of 8% per annum payable in cash, increasing by 1% every 365 days from the date of issuance of the notes to a maximum of 12% per annum, which automatically converted upon the consummation of our initial public offering into shares of our common stock at a conversion price equal to $5.10 per share, or 85% of the initial public offering price per share and (ii) warrants to purchase up to the same number of shares of our common stock, subject to adjustment, at a per share exercise price equal to $6.00 per share, or 100% of the initial public offering price per share. The holders of these unsecured convertible promissory notes waived their right to receive interest payments on a quarterly basis through the consummation of our initial public offering (approximately $25,000 per quarter), and in October 2006, we used $244,365 of the proceeds from our initial public offering to pay to such holders any and all interest with respect to such notes then due and payable. We also granted the purchasers of the notes and warrants demand and piggy-back registration rights with respect to the shares of common stock underlying the notes and warrants.

      SHARE PURCHASE AGREEMENT

      On November 8, 2005, each of Andre' DiMino, David Saloff, Edward Hammel, Sean Hagberg, Ph.D. and Arthur Pilla, Ph.D., granted Steven Gluckstern, our Chairman of the Board, the right to purchase up to 16,250, 30,875, 8,125, 8,125 and 17,875 shares of common stock, respectively, at an exercise price per share equal to the lesser of (i) the initial public offering price per share and (ii) $5.11 (subject to adjustment for any recapitalization, stock-split or other similar event); provided, however, that if an initial public offering of our common stock was not consummated on or before May 8, 2006, the exercise price per share would be $4.31 and be decreased by $.31 each month after May 8, 2006 until the earlier to occur of (i) November 8, 2006 and (ii) the date a registration statement with respect to an initial public offering of our common stock was declared effective by the Securities and Exchange Commission; provided further, however, that in no event would the exercise price be less than $1.00 per share. Since the consummation of our initial public offering occurred on October 24, 2006, the exercise price is $2.76 per share. These purchase rights are exercisable at any time and from time to time during the period from November 8, 2005 to November 8, 2010.

      We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. At the time of the above referenced transactions, we did not have sufficient disinterested directors to approve or ratify such transactions. However, all such transactions have been reviewed by the audit committee of our Board of Directors and ratified by them. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee or another independent committee of our Board of Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding ownership of shares of our common stock, as of August 15, 2007:

      o by each person known by us to be the beneficial owner of 5% or more of our common stock;
      o     by each of our directors and executive officers; and
      o     by all of our directors and executive officers as a group.

      Except as otherwise indicated, each person and each group shown in the table below has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of our common stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Common stock beneficially owned and percentage ownership as of August 15, 2007 were based on 9,597,908 shares outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o Ivivi Technologies, Inc., 224-S Pegasus Ave., Northvale, NJ 07647.

                                                                        SHARES BENEFICIALLY OWNED
      NAME OF BENEFICIAL OWNER, OFFICERS AND DIRECTORS                     NUMBER              %
      ADM Tronics Unlimited, Inc. (1)                                    3,250,000           33.9%
      Andre' A. DiMino (1)(2)                                            1,716,000           17.5%
      David Saloff (3)                                                     619,125            6.3%
      Alan V. Gallantar (4)                                                      0              0%
      Edward J. Hammel (5)                                                 123,663            1.3%
      Kenneth Abramowitz (6)                                               104,706            1.1%
      Steven M. Gluckstern (7)                                             731,740            7.3%
      Louis J. Ignarro (8)                                                   6,666               *
      Pamela J. Newman (9)                                                   6,666               *
      Jeffrey A. Tischler (10)                                               6,666               *
      Sherleigh Associates Defined Benefit Pension Plan (11)             1,058,665             9.9%
      ProMed Partners, L.P. (12)                                           674,865             6.6%
      All directors and executive officers as a group (9 persons)(13)    2,734,294            25.8%

----------------
*     Less than 1%.

(1) Andre' DiMino, our Vice Chairman and Co-Chief Executive Officer, has the right to vote approximately 26% of the outstanding common stock of ADM Tronics Unlimited, Inc. In addition, Mr. DiMino, together with other members of the DiMino family, has the right to vote approximately 29% of the outstanding common stock of ADM Tronics Unlimited, Inc.

(2) Represents: (i) 221,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of August 15, 2007; (ii) 16,250 shares of common stock subject to a share purchase right agreement among Mr. DiMino, David Saloff, Edward Hammel, Sean Hagberg, Ph.D., Arthur Pilla, Ph.D. and Steven Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. DiMino during the period from November 8, 2005 to November 8, 2010; (iii) 186,875 shares of common stock beneficially owned of record by Mr. DiMino; and (iv) 1,308,125 shares of common stock beneficially owned by David Saloff, Edward Hammel and certain other of our shareholders (excluding shares underlying options held by such shareholders) which are subject to a voting agreement under which Mr. DiMino has the right to vote such shares. Mr. DiMino disclaims beneficial ownership of the shares beneficially owned by David Saloff and Edward Hammel and such other shareholders. The voting agreement, with respect to shares held by, and shares underlying options held by, David Saloff and Edward Hammel and the other shareholders party thereto, except for one shareholder, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Mr. DiMino shall have the right to vote the 349,375 shares of common stock beneficially owned by the other shareholder indefinitely unless and until such right is terminated by Mr. DiMino and such other shareholder. Of the shares beneficially owned by Mr. DiMino, 94,750 shares are subject to forfeiture and vest in equal yearly installments on January 5 of each year through January 5, 2009. Excludes 104,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(3) Includes: (i) 221,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of August 15, 2007; (ii) 30,875 shares of common stock subject to a share purchase right agreement among Mr. Saloff, Mr. DiMino, Mr. Hammel, Dr. Hagberg, Dr. Pilla and Mr. Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. Saloff during the period from November 8, 2005 to November 8, 2010; and (iii) 398,125 shares of common stock beneficially owned by Mr. Saloff, all of which shares are subject to a voting agreement under which Mr. DiMino has the right to vote such shares. The voting agreement, with respect to 536,250 shares of our common stock (including 221,000 shares underlying options to purchase shares held by Mr. Saloff that are exercisable within 60 days of the date of August 15, 2007), shall terminate on October 24, 2009 and with respect to 30,875 shares of our common stock, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Of the shares beneficially owned by Mr. Saloff, 141,050 shares are subject to forfeiture and vest in equal yearly installments on January 5 of each year through January 5, 2009. Excludes 104,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(4) Excludes 140,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(5) Includes: (i) 22,100 shares of common stock issuable upon exercise of options that are exercisable within 60 days of August 15, 2007; (ii) 8,125 shares of common stock subject to a share purchase right agreement among Mr. Hammel, Mr. DiMino, Mr. Saloff, Dr. Hagberg, Dr. Pilla and Mr. Gluckstern pursuant to which Mr. Gluckstern has the right to purchase such shares from Mr. Hammel during the period from November 8, 2005 to November 8, 2010; and (iii) 101,563 shares of common stock beneficially owned by Mr. Hammel, all of which shares are subject to a voting agreement under which Mr. DiMino has the right to vote such shares. The voting agreement, with respect to 110,338 shares of our common stock (including 22,100 shares underlying options to purchase shares held by Mr. Hammel that are exercisable within 60 days of August 15, 2007) shall terminate on October 24, 2009 and with respect to 8,125 shares of our common stock, shall terminate upon the earlier to occur of October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement. Of the shares beneficially owned by Mr. Hammel, 35,750 shares are subject to forfeiture and vest in equal yearly installments on January 5 of each year through January 5, 2009. Excludes 10,400 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(6)   Includes: (i) 49,020 shares of common stock beneficially owned by Kenneth
      S. Abramowitz & Co., Inc., an investment fund wholly-owned by Mr. Abramowitz; (ii) 49,020 shares of common stock underlying warrants beneficially owned by Kenneth S. Abramowitz & Co., Inc. that are exercisable within 60 days of August 15, 2007; and (iii) 6,666 shares of common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days. Excludes 13,334 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(7) Includes: (i) 196,078 shares of common beneficially owned by Ajax Capital LLC, an investment fund wholly-owned by Mr. Gluckstern; (ii) 196,078 shares of common stock underlying warrants exercisable within 60 days of August 15, 2007; (iii) 81,250 shares of common stock issuable upon exercise of rights to purchase an aggregate of up to 81,250 shares of common stock during the period from November 8, 2005 to November 8, 2010 granted by Mr. DiMino, Mr. Saloff, Mr. Hammel, Dr. Hagberg and Dr. Pilla pursuant to a share purchase right agreement, 65,000 shares of which are subject to a voting agreement under which Mr. DiMino has the right to vote such shares; provided, however, that the voting agreement with respect to such shares shall terminate on October 24, 2009 and the purchase of such shares by Mr. Gluckstern pursuant to the share purchase right agreement; and (iv) 258,334 shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 15, 2007. Excludes 516,666 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007. See footnote numbers (2) and (3).

(8) Represents 6,666 shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 15, 2007. Excludes 13,334 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of the date of August 15, 2007.

(9) Represents 6,666 shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 15, 2007. Excludes 13,334 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of August 15, 2007.

(10) Represents 6,666 shares of our common stock issuable upon exercise of options to purchase shares of our common stock that are exercisable within 60 days of August 15, 2007. Excludes 13,334 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of the date of August 15, 2007.

(11) Includes: (i) 541,797 shares of common stock underlying warrants held by Sherleigh Associates Defined Benefit Pension Plan and (ii) 516,869 shares of common stock underlying warrants held by Sherleigh Associates Defined Benefit Pension Plan. Jack Silver, trustee of Sherleigh Associates Defined Benefit Pension Plan, has voting and investment control over such securities. The address for Sherleigh Associates Defined Benefit Pension Plan is SIAR Capital LLC, 660 Madison Avenue, New York, New York 10021. The foregoing information is derived from a Schedule 13G/A filed on behalf of the reporting person on February 13, 2007.

(12) Includes: (i) 41,353, 50, 8,400 and 242,795 shares of common stock held by ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund I, Ltd. and ProMed Offshore Fund II, Ltd., respectively, and (ii) 193,421, 13,151, 26,521 and 149,177 shares of common stock underlying warrants held by ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund I, Ltd. and ProMed Offshore Fund II, Ltd., respectively, that are exercisable within 60 days of August 15, 2007. Barry Kurokawa and David B. Musket, managing directors of each of such entities, have voting and investment control over such securities. The address for each of such entities is 237 Park Avenue, 9th Floor, New York, NY 10021. The foregoing information is derived from a Schedule 13G/A filed on behalf of the reporting persons on February 13, 2007 and additional information provided to us by ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund I, Ltd. and ProMed Offshore Fund II, Ltd.

(13)  See footnotes (1) through (10).

                                 PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2004 AMENDED AND RESTATED STOCK
                       OPTION PLAN TO INCREASE THE NUMBER
               OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
              THEREUNDER FROM 2,437,500 SHARES TO 3,750,000 SHARES

      At the Annual Meeting, the shareholders are being asked to approve an amendment to the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan (the "Plan ") in order to increase the number of shares of our common stock available for issuance thereunder by 1,312,500 shares, from 2,437,500 shares to 3,750,000 shares. As of August 15, 2007, options to purchase 1,870,975 shares of our common stock were outstanding under the Plan and 525,400 shares of our common stock were available for issuance under the Plan. Approval of the amendment to the Plan is intended to ensure that we can continue to provide an incentive to our directors and employees by enabling them to share in our future growth. If approved by shareholders, all of the additional shares will be available for grant as either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      In January 2004, our board of directors and shareholders adopted the Ivivi Technologies, Inc. 2004 Stock Option Plan, which was amended and restated and renamed as the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan in February 2005, and again amended and restated in November 2005 and August 2006, and amended on February 5, 2007. The purpose of the Plan is to advance our interests by encouraging and enabling the acquisition of a personal financial interest in us for those employees and directors whose judgment and efforts we are largely dependent on for the successful conduct of our operations, and by those consultants, agents, independent contractors, advisors, professionals and other third parties whose contributions to our welfare may be recompensed in a manner that provides an ownership interest in us. An additional purpose of the Plan is to provide a means by which our employees and directors can acquire and maintain ownership in us, thereby strengthening their commitment to our success and their desire to remain in our employ.

      On August 28, 2007, our Board of Directors adopted the amendment to the Plan to increase the number of shares of our common stock authorized for issuance thereunder from 2,437,500 shares to 3,750,000 shares, subject to shareholder approval. At the Annual Meeting, our shareholders will consider the adoption of the amendment to the Plan, and our Board of Directors recommends that the shareholders approve the adoption of such amendment.

DESCRIPTION OF THE PLAN

      The following summary description of the principal terms of the Plan is qualified in its entirety by the full text of the Plan.

      ADMINISTRATION. The Plan is administered by a committee consisting of not less than two (2) members of our Board of Directors who are not also our employees, appointed by our Board of Directors or in the absence of such committee, our entire Board of Directors (the "Administrator"). Our Board of Directors has appointed its Compensation Committee to serve as the Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Administrator has exclusive authority, in its discretion, to determine all matters relating to options under the Plan, including the selection of individuals to be granted options, the type of options, the number of shares of common stock subject to an option, all terms, conditions, restrictions and limitations, if any, of an option and the terms of any instrument that evidences the option. The Administrator also has exclusive authority to interpret the Plan and the terms of any instrument evidencing the options issued thereunder and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Administrator may delegate administrative duties to such of our officers as it so determines.

      TERM OF PLAN. Unless terminated earlier by action of our Board of Directors, the Plan shall terminate on January 5, 2014. No grants may be made under the Plan after January 5, 2014, but options previously granted and purchase grants previously made may extend beyond that date.

      EMPLOYEES, DIRECTORS AND CONSULTANTS ELIGIBLE TO RECEIVE OPTIONS OR PURCHASE GRANTS UNDER THE PLAN. The Administrator shall select those officers, directors or employees of the Company or those Consultant Participants (as such term is defined in the Plan), to whom options may be granted under the Plan, although incentive stock options may be granted only to employees and not to consultants or Outside Directors (as such term is defined in the Plan).

      Each person who becomes an Outside Director shall automatically be granted an option under the Plan to purchase 20,000 shares of our common stock; provided, however, that an Inside Director (as such term is defined in the Plan) who ceases to be an Inside Director shall not receive such option. On the date of each annual meeting of our shareholders, an option to purchase an additional 20,000 shares of our common stock shall be granted to each Outside Director if, as of such date, he or she shall have served on our Board of Directors for at least the preceding six months. Notwithstanding the foregoing, the Board, in its sole discretion, may grant options to any chairman of one or more of its committees.

      SHARES SUBJECT TO THE PLAN. Subject to adjustments set forth in the Plan, the aggregate number of shares of our common stock available for issuance in connection with options granted under the Plan is 2,437,500 shares (or if the amendment to the Plan is approved by the shareholders at the annual Meeting, 3,750,000 shares), subject to customary adjustments for stock splits, stock dividends or similar transactions. If any option granted under the Plan terminates without having been exercised in full, the number of shares as to which such option was not exercised shall be available for future grants within certain limits under the Plan. Further, shares issued pursuant to options that are reacquired by us pursuant to any forfeiture provision or right of repurchase shall become available for future grant or sale under the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of incentive stock options shall equal 2,437,500 shares (or if the amendment to the Plan is approved, 3,750,000 shares), subject to adjustment in accordance with provisions of the Plan, and provided, further, that any such shares shall be counted in accordance with Section 162(m) of the Code.

      TERMS AND CONDITIONS OF OPTIONS. The Administrator determines the exercise price of options granted under the Plan. However, all options will be granted with an exercise price of no less than fair market value per share of our common stock on the date of grant. The exercise price of incentive stock options, however, must be at least equal to 110% of fair market value in the case of incentive options granted to a ten-percent stockholder. No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options issued under the Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant; provided, however, that options granted to Outside Directors and chairmen of any committees of the Board shall have a term of ten years and shall vest and become exercisable as to one-third of the shares subject to the option on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant.

      Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order or (b) through delivery of shares of our common stock having a fair market value equal to the purchase price or (c) a combination of these methods. The Administrator is also authorized to establish a cashless exercise program.

      No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option may be exercised only by the recipient unless otherwise determined by the Administrator. Options that are exercisable at the time of a recipient's termination without cause generally will continue to be exercisable for three months, 12 months in the event of termination due to death or disability. Options that are exercisable at the time of a recipient's termination with cause will terminate immediately.

      During a recipient's lifetime an option may be exercised only by the recipient unless otherwise determined by the Administrator.

FEDERAL INCOME TAX CONSEQUENCES

      Following is a summary of the federal income tax consequences of option grants under the Plan. Optionees and recipients of other awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or award or disposing of any stock received pursuant to the exercise of an option or award. In addition, the following summary is based upon an analysis of the Code, as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

      NOTHING CONTAINED IN THIS DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE OR
(II) PROMOTING, MARKETING, OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTIONS OR TAX-RELATED MATTERS ADDRESSED HEREIN.

      TREATMENT OF OPTIONS. The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will we be entitled to a tax deduction at that time.

      Generally, upon exercise of a nonstatutory stock option, an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee's taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of shares acquired upon exercise of the incentive stock option.

      For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of shares of our common stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares of our common stock acquired upon exercise are held until at least two years form the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the shares of our common stock on the date of exercise minus the exercise price or
(ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the shares have been held for more than a year. If an optionee makes a disqualifying disposition, we generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

      In general, if an optionee, in exercising an incentive stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option. As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the shares of our common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

      POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options granted in the future under the Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

      TAX WITHHOLDING. We, as and when appropriate, shall have the right to require each optionee purchasing shares of our common stock to pay any federal, state or local taxes required by law to be withheld.

INAPPLICABILITY OF CODE SECTIONS AND ERISA.

      Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 2004 AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,437,500 TO 3,750,000 (ITEM 2 OF THE ENCLOSED PROXY CARD).

                                 PROPOSAL NO. 3

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has reappointed Raich Ende Malter & Co. LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our shareholders. Representatives of the firm of Raich Ende Malter & Co. LLP are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT AND AUDIT RELATED FEES

      Raich Ende Malter & Co. LLP served as the independent registered public accounting firm that audited our financial statements for the fiscal years ended March 31, 2007 and 2006. The aggregate fees billed by Raich Ende Malter & Co. LLP for professional services rendered during the fiscal years ended March 31, 2007 and 2006 were as follows:

      --------------------------------------------------- ------------------ ------------------
                                                            MARCH 31, 2007     MARCH 31, 2006
      --------------------------------------------------- ------------------ ------------------
      Audit fees (1)                                              $89,165         $35,057
      --------------------------------------------------- ------------------ ------------------
      Audit related fees                                               --              --
      --------------------------------------------------- ------------------ ------------------
      Tax fees                                                     27,194              --
      --------------------------------------------------- ------------------ ------------------
      All other fees including registration statements            116,979         141,658
      --------------------------------------------------- ------------------ ------------------
      Total fees                                                 $233,338        $176,715
      --------------------------------------------------- ------------------ ------------------

(1) Includes the audit of our annual financial statements for the fiscal years ended March 31, 2007 and 2006, and for the review of the financial statements included in our Quarterly Reports on Form 10-QSB for the fiscal years ended March 31, 2007 and 2006.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On March 8, 2006, we appointed Raich Ende Malter & Co. LLP as our independent registered public accounting firm to replace Stonefield Josephson, Inc. following our dismissal of Stonefield Josephson on March 7, 2006. This action was ratified by our board of directors on March 24, 2006. We appointed Stonefield Josephson as our independent registered public accounting firm on July 1, 2005. Stonefield Josephson did not issue any reports on our financial statements as of any date or for any period.

      During the period from July 1, 2005 through March 8, 2006, we had no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson would have caused it to make reference to the subject matter of the disagreements in its report, except for the following matter. During the fiscal years ended March 31, 2005 and March 31, 2004, we had initially improperly accounted for certain stock-based compensation costs having to do with improper classification of certain persons between consultants and employees and also initially not properly accounting for the effect of changes in status of optionees whose status changed from consultant to employee. After discussions with Stonefield Josephson, we agreed to change the accounting treatment related to these matters and have revised our financial statements as of March 31, 2005 and for the year then ended.

      In a March 28, 2006 correspondence, and in oral discussions on or around that date, Stonefield Josephson noted that as of March 31, 2005 and March 31, 2004 and during the years then ended, certain errors and omissions contained in our financial statements were discovered which constituted deficiencies in our internal control over financial reporting. Stonefield Josephson also advised us of its view regarding areas deficiencies in our internal control over financial reporting. The deficiencies were: (i) lack of staff with technical accounting expertise to independently apply our accounting policies in accordance with accounting principles generally accepted in the United States, (ii) improper cut off procedures for the periods presented and (iii) lack of adequate back-up and documentation procedures with respect to our inventory prior to March 31, 2005 and with respect to stock options previously granted by us. Our management has determined that, due to the reasons described above, we had not consistently followed established internal control over financial reporting procedures related to the analysis, documentation and review of selection of the appropriate accounting treatment for certain transactions.

      The financial statements as of March 31, 2005 and for the year then ended reflect all necessary adjustments, including those described above. The net effect of these changes on our statements of operations for the fiscal year ended March 31, 2005 was an increase of net loss for such year of $184,781.

      We have assigned the highest priority to the improvement in our internal control over financial reporting and have taken, and will continue to take, action in furtherance of such improvement. Our management is committed to implementing strong control policies and procedures and ensuring that our financial reporting is accurate and complete. We have undertaken the following initiatives with respect to our internal control and procedures that we believe are reasonably likely to improve our internal control over financial reporting:
(i) we hired a certified public accountant with prior public company experience to serve as our Corporate Controller; (ii) we hired Alan V. Gallantar, a certified public accountant with prior public company experience, to begin to serve as our Chief Financial Officer in connection with our IPO in October 2006;
(iii) in July 2005, we retained a certified public accountant as a consultant to assist with our financial reporting obligations and improvement of our internal controls over financial reporting and retained the services of this certified public accountant until Mr. Gallantar commenced his service as our Chief Financial Officer; and (iv) since August 2005, we have utilized a certified public accountant as a consultant to assist management with internal control, financial reporting and closing our books and records.

      We anticipate that remediation efforts relating to our internal financial controls will continue throughout fiscal 2008, during such time we expect to continue pursuing, with the advice and experience of our independent auditors, appropriate additional corrective actions, including the following:

      o hiring additional accounting staff as necessary, as determined from time to time by management;
      o preparing appropriate written documentation of financial control procedures;
      o scheduling training for accounting staff to heighten awareness of generally accepted accounting principles applicable to complex transactions; and
      o strengthening our internal review procedures in conjunction with our ongoing work to enhance our internal controls so as to enable us to identify and adjust items proactively.

      Our management, including our Chief Financial Officer, together with our Audit Committee, will closely monitor the implementation of our accounting remediation plan. The effectiveness of the steps we intend to implement is subject to continued management review, and we may make additional changes to our internal control over financial reporting.

      There can be no assurance that the above-mentioned areas will be fully remedied, if ever. Moreover, we cannot assure you that we will not, in the future, identify further areas requiring improvement in our internal control over financial reporting. We presently anticipate that the need for improvement in these areas will continue to exist until we have fully implemented our remediation plan. Except as set forth above, there have been no changes in our internal controls over financial reporting that occurred during our fiscal year ended March 31, 2007 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RAICH ENDE MALTER & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008 (ITEM 3 OF THE ENCLOSED PROXY CARD).

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish us with copies of all Section 16(a) reports that they file.

      Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to us, all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended March 31, 2007.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholder proposals to be presented at our 2008 Annual Meeting of Stockholders, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 224-S Pegasus Avenue, Northvale, NJ 07647, addressed to the Secretary, on or before May 7, 2008. If, however, our 2007 Annual Meeting of Shareholders is changed by more than thirty (30) days from the date of the annual meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2008 Annual Meeting of Stockholders. Such shareholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

      Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to our 2008 Annual Meeting of Stockholders, if we are not provided notice of a shareholder proposal prior to July 20, 2008, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                        By order of the Board of Directors,


                                        /s/ Andre' A. DiMino
                                        Andre' A. DiMino
                                        SECRETARY

                                        Dated: September 4, 2007


A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2007 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                      Appendix A

                            IVIVI TECHNOLOGIES, INC.
                         COMPENSATION COMMITTEE CHARTER

PURPOSE

The Compensation Committee of Ivivi Technologies, Inc. (the "CORPORATION") is appointed by the Board of Directors to assist the Board in carrying out the Board's responsibilities relating to compensation of the Corporation's directors and officers. The Compensation Committee has overall responsibility for evaluating and approving the director and officer compensation plans, policies and programs of the Corporation.

COMPOSITION

The Compensation Committee shall consist of no fewer than three members, unless there are less than three independent members of the Board of Directors, in which event, all of the independent members shall be members of the Compensation Committee. Each member of the Compensation Committee must (i) be an independent director of the Corporation satisfying the independence requirements of the American Stock Exchange and other applicable regulatory requirements; (ii) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Board of Directors shall appoint the members of the Compensation Committee. Subject to earlier removal by the Board of Directors, each member shall serve until he or she is no longer a director of the Corporation, and until his or her successor shall have been duly elected and qualified. A Compensation Committee member may be removed by the Board of Directors at any time in its discretion, whereupon the resulting vacancy shall be filled by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee. The Compensation Committee members shall elect a chairperson by a vote of a majority of the full Compensation Committee, or, if the members have failed to do so, then the Board of Directors shall designate a chairperson.

THE COMPENSATION COMMITTEE MAY FORM AND DELEGATE AUTHORITY TO SUBCOMMITTEES OF THE COMPENSATION COMMITTEE WHEN APPROPRIATE.

STRUCTURE AND MEETINGS

The Compensation Committee shall meet not less than one time per year. The chairperson of the Compensation Committee shall preside at each meeting of the Compensation Committee, except that in the absence of the chairperson at any particular meeting, then the Compensation Committee member designated by the chairperson shall preside at such meeting. The chairperson shall, after consultation with the other members of the Compensation Committee, (i) determine the dates, times and places for meetings of the Compensation Committee, and (ii) set the agenda for each meeting. A majority of the total number of Compensation Committee members then in office shall constitute a quorum for the transaction of committee business and all matters to be decided by the Compensation Committee shall be decided by the affirmative vote of a majority of the members present in person or by proxy at a duly called meeting of the Compensation Committee.

DUTIES AND RESPONSIBILITIES

The Compensation Committee shall have the following power, authority and direct responsibilities:

      1. Based upon corporate goals and objectives approved by the full Board of Directors, review and approve annually corporate goals and objectives relevant to the compensation of the Corporation's President and Co-Chief Executive Officers (each, a "CEO"), annually evaluate each CEO's performance in light of those goals and objectives, and, consistent with the requirements of any employment agreement, recommend the President and CEO's compensation levels based on this evaluation. No CEO shall be permitted to be present during voting or deliberations relating to such CEO's compensation.

      2. Make recommendations to the Board with respect to director and non-CEO officer compensation, incentive compensation plans and equity-based plans. The CEOs may, at the discretion of the Compensation Committee, be permitted to be present during voting or deliberations relating to non-CEO compensation.

      3. Produce a Compensation Committee Report on executive compensation and participate in the production of the Compensation Discussion and Analysis if and as required by the SEC to be included in the Corporation's annual proxy statement or annual report on Form 10-KSB filed with the SEC.

      4. The Compensation Committee shall annually review and recommend to the Board the following items with respect to the CEOs and the executive officers of the Corporation (as defined by Section 16 and Rule 16a-1(f) of the Securities and Exchange Act of 1934): (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms.

      5.    The Compensation Committee shall make regular reports to the Board.

      6. The Compensation Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board for approval any proposed changes to this Charter.

      7. The Compensation Committee shall perform such other duties and responsibilities as may be assigned to the Compensation Committee from time to time by the Board of Directors, including without limitation:

      a. Periodic analysis of, and recommendations to the Board of Directors with respect to, the functions, duties and responsibilities of each of the executive officers of the Corporation;

      b. Oversight and analysis of, and recommendations to the Board of Directors with respect to, the Corporation's policies regarding the engagement, advancement, promotion, reassignment and termination of its executive officers;

      c. The implementation and administration of the Corporation's incentive and equity-based compensation plans to the extent permitted by such plans;

      d. Review and make recommendations to the Board of Directors on (i) the competitiveness of the Corporation's compensation and benefit plans for directors and key management employees and the employee relations policies and procedures applicable to key management employees; and (ii) such other matters relating to the organization of the Corporation and the compensation of executive officers and key management employees as the Compensation Committee may in its own discretion deem desirable.

OPERATING POLICIES

      1. The Compensation Committee shall keep the minutes of all Compensation Committee meetings (designating in its discretion an individual to record the minutes) and approve the minutes by subsequent action. The Compensation Committee shall circulate the approved minutes of the Compensation Committee meetings to the full Board of Directors for review.

      2. The Compensation Committee shall determine its rules of procedure in accordance with the Corporation's principles of corporate governance and its Bylaws.

      3. At each regular meeting of the Board of Directors held following a Compensation Committee meeting, the Compensation Committee shall report to the Board of Directors regarding the actions, activities and findings of the Compensation Committee since the last Board of Directors meeting, as well as any recommendations for action by the Board of Directors, when appropriate.

      4. In discharging its responsibilities, the Compensation Committee shall have full access to any relevant records of the Corporation and may also request that any officer or employee of the Corporation or the Corporation's outside counsel meet with members of, or consultants to, the Compensation Committee.

      5. The Compensation Committee shall have the authority to engage such compensation consultants and counsel as it deems necessary or desirable from time to time to discharge its functions.

IVIVI(R)
THE TECHNOLOGY OF LIFE


MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6




Using a BLACK INK pen, mark your
votes with an X as shown in this  [X]
example. Please do not write
outside the designated areas.
--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------
    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION
                           IN THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

[A] PROPOSALS - THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1. Election of Directors:
                             FOR  WITHHOLD
01 - Steven M. Gluckstern    [ ]    [ ]
02 - Andre' A. DiMino        [ ]    [ ]
03 - David Saloff            [ ]    [ ]
04 - Kenneth S. Abramowitz   [ ]    [ ]
05 - Louis J. Ignarro        [ ]    [ ]
06 - Pamela J. Newman        [ ]    [ ]
07 - Jeffrey A. Tischler     [ ]    [ ]

                                                  FOR     AGAINST     ABSTAIN
2. To approve the adoption of the amendment       [ ]       [ ]         [ ]
   to the Ivivi Technologies, Inc. 2004
   Amended and Restated Stock Option Plan to increase the number of shares authorized for issuance thereunder from 2,437,500 shares to 3,750,000 shares.

3. To ratify the appointment of Raich Ende        [ ]       [ ]         [ ]
   Malter & Co. LLP as the independent
   registered public accounting firm of
   Ivivi Technologies, Inc. for the fiscal
   year ending March 31, 2008.

[B] NON-VOTING ITEMS
CHANGE OF ADDRESS - Please print new address below.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[C] AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. - DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signer is a corporation or partnership, please give full name of corporation or partnership and have a duly authorized officer or authorized person, respectively, sign and give full title.

Date (mm/dd/yyyy) - Please print date below
-------------------------------------------
            /            /
-------------------------------------------

Signature 1 - Please keep signature within the box.
---------------------------------------------------

---------------------------------------------------

Signature 2 - Please keep signature within the box.
---------------------------------------------------

---------------------------------------------------

    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION
                           IN THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


IVIVI(R)
THE TECHNOLOGY OF LIFE
--------------------------------------------------------------------------------
PROXY - IVIVI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 1, 2007

The undersigned hereby appoints Andre' DiMino and Alan Gallantar, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ivivi Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Ivivi Technologies, Inc. to be held at the offices of Lowenstein Sandler, PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Monday, October 1, 2007 at 2:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE. RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.